                                                                    EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Teleglobe Inc., of our reports dated February 8, 1998 and October 9, 1998, and on the financial statements of Teleglobe Inc., included in Teleglobe Inc.'s Form 40-F (and the amendments thereto) for the fiscal year ended December 31, 1997, and to all references to our Firm included in or made a part of this Registration Statement.


/s/  RAYMOND CHABOT GRANT THORNTON

Montreal, Quebec
November 16, 1998